Exhibit 10.1

CARMIKE CINEMAS, INC.

2004 INCENTIVE STOCK PLAN

PERFORMANCE SHARE CERTIFICATE

This Performance Share Certificate evidences that effective as of [DATE] (“Effective Date”), Carmike has agreed to make a Stock Grant to [NAME] (“Eligible Employee”) under the Carmike Cinemas, Inc. 2004 Incentive Stock Plan, subject to the terms and conditions set forth in this Performance Share Certificate.

CARMIKE CINEMAS, INC.

By:
Senior Vice President

Date:

TERMS AND CONDITIONS

§ 1. Number of Shares.

(a) Eligible Employee has an opportunity to receive a Stock Grant if and to the extent the performance goals set forth in § 1 are met and Eligible Employee remains continuously employed by Carmike for the period beginning [DATE] and ending [DATE] (“Performance Period”).

(b) The target number of shares for the Stock Grant is [NUMBER OF SHARES] (“Target Shares”).

(c) Eligible Employee will be granted a Stock Grant with respect to the Target Shares only if Carmike’s actual adjusted EBITDA for bonus purposes for the Performance Period (“Actual Bonus EBITDA”) is at least equal to Carmike’s target adjusted EBITDA for bonus purposes for the Performance Period (“Target EBITDA”). Actual Bonus EBITDA and Target EBITDA shall be determined by the Committee. If Actual Bonus EBITDA is [        ]% of Target EBITDA, Eligible Employee will be granted a Stock Grant with respect to [        ]% of the Target Shares (rounding down any fractional shares). To the extent Actual Bonus EBITDA is between [        ]% and 100% of Target EBITDA, the number of shares subject to the Stock Grant will be mathematically interpolated by the Committee (rounding down any fractional shares) between [        ]% and 100% of the Target Shares. If Actual Bonus EBITDA is less than [        ]% of Target EBITDA, Eligible Employee will not receive a Stock Grant pursuant to this Performance Share Certificate. If Actual Bonus EBITDA is 100% or more of Target EBITDA, Eligible Employee will receive a Stock Grant for the Target Shares. Under no circumstances will a Stock Grant be made for more than Target Shares.

§ 2. EBITDA Determination. As soon as practical after the Performance Period ends, the Committee will determine Actual Bonus EBITDA, Target EBITDA, whether a Stock Grant will be made and the number of shares of Stock, if any, subject to the Stock Grant. At that time, the Committee will make a Stock Grant to Eligible Employee pursuant to the Plan for the number of shares of Stock, if any, determined by the Committee under this § 2.

§ 3. Vesting and Forfeiture.

(a)	Vesting. Subject to § 3(b), if Eligible Employee remains continuously employed by Carmike through the [ ] anniversary of the Effective Date, Eligible Employee’s interest in the Stock, if any, subject to the Stock Grant shall become fully vested as of the [ ] anniversary of the Effective Date.

(b)	Forfeiture. If Eligible Employee’s employment with Carmike terminates for any reason on or after the Committee has made the Stock Grant and before his or her interest in the shares of Stock subject to the Stock Grant has become vested and nonforfeitable under § 3(a), then Eligible Employee shall forfeit 100% of the shares of Stock subject to the Stock Grant.

§ 4. Plan and Performance Share Certificate. The opportunity to receive a Stock Grant and any Stock Grant made pursuant to § 2 are subject to all of the terms and conditions set forth in this Performance Share Certificate and in the Plan. If a determination is made that any term or condition set forth in this Performance Share Certificate is inconsistent with the Plan, the Plan shall control. All of the capitalized terms not otherwise defined in this Performance Share Certificate shall have the same meaning in this Performance Share Certificate as in the Plan. A copy of the Plan will be made available to Eligible Employee upon written request to the Chief Financial Officer of Carmike.

§ 5. Stockholder Status. Upon receipt of the Stock Grant, this § 5 shall apply. Eligible Employee shall have the right under the Stock Grant to receive ordinary cash dividends on all of the shares of Stock subject to the Stock Grant and to vote such shares until Eligible Employee’s right to such shares is forfeited or becomes nonforfeitable. If Eligible Employee forfeits his shares under § 3, Eligible Employee shall at the same time forfeit Eligible Employee’s right to vote such shares and to receive ordinary cash dividends paid with respect to such shares. Any extraordinary cash dividends and any Stock dividends or other distributions of property made with respect to shares of Stock that remain subject to forfeiture under § 3 shall be held by Carmike, and Eligible Employee’s rights to receive such dividends or other property shall be forfeited or shall become nonforfeitable at same time the shares of Stock with respect to which the dividends or other property are attributable are forfeited or become nonforfeitable. Except for the rights to receive ordinary cash dividends and vote the shares of Stock subject to this Stock Grant which are described in this § 5, Eligible

Employee shall have no rights as a stockholder with respect to such shares of Stock until Eligible Employee’s interest in such shares has become nonforfeitable.

§ 6. Stock Certificates. Carmike shall issue a stock certificate for the shares of Stock subject to any Stock Grant made under § 2 in the name of Eligible Employee upon Eligible Employee’s execution of the irrevocable stock power in favor of Carmike attached as Exhibit A. Carmike shall hold such stock certificate representing such shares and any distributions made with respect to such shares (other than ordinary cash dividends) until such time as Eligible Employee’s interest in such shares has become nonforfeitable or has been forfeited. As soon as practicable after the date as of which Eligible Employee’s interest in any shares becomes nonforfeitable under § 3(a), Carmike shall issue to Eligible Employee a stock certificate reflecting the shares in which his or her interest has become nonforfeitable on such date (together with any distributions made with respect to the shares that have been held by Carmike). If shares of Stock are forfeited, such shares (together with any distributions made with respect to such shares that have been held by Carmike) automatically shall revert back to Carmike.

§ 7. Nontransferable/Status as General and Unsecured Creditor. No rights granted under this Performance Share Certificate shall be transferable by Eligible Employee. Further, Eligible Employee’s claim to receive a Stock Grant shall be the same as a claim of any general and unsecured creditor of Carmike.

§ 8. Other Laws. Carmike shall have the right to refuse to transfer shares of Stock subject to this Stock Grant to Eligible Employee if Carmike acting in its absolute discretion determines that the transfer of such shares is (in the opinion of Carmike’s legal counsel) likely to violate any applicable law or regulation.

§ 9. No Right to Continue Employment or Service. Neither the Plan, this Performance Share Certificate, nor any related material shall give Eligible Employee the right to continue in the employment or other service of Carmike or shall adversely affect Carmike’s right to terminate Eligible Employee’s employment with or without Cause at any time.

§ 10. Governing Law. The Plan and this Performance Share Certificate shall be governed by the laws of the State of Delaware.

§ 11. Binding Effect. This Performance Share Certificate shall be binding upon Carmike and Eligible Employee and their respective heirs, executors, administrators and successors.

§ 12. Headings and Sections. The headings contained in this Performance Share Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stock Grant Certificate. All references to sections in this Performance Share Certificate shall be to sections of this Performance Share Certificate unless otherwise expressly stated as part of such reference.

Exhibit A

Irrevocable Stock Power

As a condition to the issuance to the undersigned of a stock certificate for the [NUMBER OF SHARES] shares of Stock which were granted to the undersigned as a Stock Grant under the Carmike Cinemas, Inc. 2004 Incentive Stock Plan in the Performance Share Certificate dated as of [DATE], the undersigned hereby executes this Irrevocable Stock Power in order to sell, assign and transfer to Carmike Cinemas, Inc. the shares of Stock subject to such Stock Grant for purposes of effecting any forfeiture called for under § 3 of the Performance Share Certificate and does hereby irrevocably give Carmike Cinemas, Inc. the power (without any further action on the part of the undersigned) to transfer such shares of Stock on its books and records back to Carmike Cinemas, Inc. to effect any such forfeiture. This Irrevocable Stock Power shall expire automatically with respect to the shares of Stock on the date such shares of Stock are no longer subject to forfeiture under § 3 of such Performance Share Certificate.

Date